UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A/A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No. 1)
TRANSATLANTIC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10545	13-3355897
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
80 Pine Street
New York, NY 10005
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (212) 365-2200

If this form relates to the registration of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑	If this form relates to the registration of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	Not Applicable

(if applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Rights to Purchase Series A Junior Participating Preferred Stock	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

TRANSATLANTIC HOLDINGS, INC.
INFORMATION REQUIRED IN REGISTRATION STATEMENT
     This Form 8-A/A amends and supplements the Form 8-A filed by Transatlantic Holdings, Inc., a Delaware corporation (the “Company”), on July 27, 2011 (the “Registration Statement”).
Item 1. Description of Registrant’s Securities to be Registered.
     Item 1 of the Registration Statement is hereby amended and supplemented by adding the following:
     On November 20, 2011, the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent, pursuant to resolutions adopted by the Company’s Board of Directors, amended the Rights Agreement, dated as of July 27, 2011 (the “Rights Amendment”). A copy of the Rights Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
Item 2. Exhibits.
     The following exhibits are filed as a part of this Registration Statement:

Exhibit No.	Description
4.1
Amendment No. 1 to Rights Agreement, dated as of November 20, 2011, between Transatlantic Holdings, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference from Exhibit 4.1 to Transatlantic Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on November 22, 2011).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: November 22, 2011

TRANSATLANTIC HOLDINGS, INC.
By:	/s/ Gary A. Schwartz
	Name:	Gary A. Schwartz
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1
Amendment No. 1 to Rights Agreement, dated as of November 20, 2011, between Transatlantic Holdings, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference from Exhibit 4.1 to Transatlantic Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on November 22, 2011).